UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 12, 2018

U.S. WELL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38025	81-1847117
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

770 South Post Oak Lane Suite 405 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(832) 562-3730

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 9, 2018, U.S. Well Services, Inc. (the “Company”) (f/k/a Matlin & Partners Acquisition Corporation (“Matlin”)) consummated its previously announced business combination with U.S. Well Services, LLC. In connection with the business combination, Matlin’s stockholders were entitled to redeem Matlin shares for cash. As a result, as is common with special purpose acquisition company business combinations, the number of round lot holders of the Company’s class A common stock and warrants following the business combination was uncertain and subject to reduction.

On December 12, 2018, the Company received a notice from the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Staff’s determination, the Company is not in compliance with the minimum number of round lot holders for the listing of its class A common stock and warrants on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rules 5505(a)(3) and 5515(a)(4) (collectively, the “Listing Rules”), respectively, and the Company’s class A common stock and warrants may be subject to delisting from The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”). Nasdaq Listing Rule 5505(a)(3) provides for a minimum of 300 round lot holders of the Company’s class A common stock and Listing Rule 5515(a)(4) provides for a minimum 400 round lot holders of the Company’s warrants to purchase one-half of one share of class A common stock. The Company has appealed Nasdaq’s determination and requested a hearing before the Panel, which has stayed the suspension of the Company’s securities pending the determination of the Panel. At the hearing, the Company will outline its plan to regain compliance with the Listing Rules.

The Company has undertaken a program of actions to increase the number of round lot holders of its common stock and warrants, including engaging investment banks and advisors. The Company is confident that it will regain compliance with all applicable Nasdaq listing requirements. If the Company achieves the requisite number of round lot holders of its class A common stock and warrants and otherwise remains in compliance with the applicable listing requirements, the Company expects that Nasdaq will withdraw the notification letter or grant the appeal and the common stock and warrants will continue to be listed on The Nasdaq Capital Market. However, there can be no assurance that the Company will be able to satisfy the applicable listing requirements. In the interim, the Company’s class A common stock and warrants will continue to trade on The Nasdaq Capital Market under the trading symbols “USWS” and “USWSW,” respectively.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified in this release or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include the risk that any appeal, if filed, will not be successful; uncertainties relating to the ability of the Company to cure any delinquencies in compliance with Nasdaq listing rules; risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters; and other factors described in the Company’s filings with the SEC, including those described under “Risk Factors” in its current report on Form 8-K filed with the SEC on November 16, 2018. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer

December 18, 2018